EXHIBIT 10.1
FORM OF TARP RESTRICTED STOCK UNIT AGREEMENT
     THIS RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is made effective as of the grant date set forth below by and between SYNOVUS FINANCIAL CORP., a Georgia corporation (the “Corporation”), and                      (“Executive”).
     WHEREAS, Executive has been awarded Restricted Stock Units (“RSUs”) under the Corporation’s 2007 Omnibus Plan (“Plan”).
     NOW, THEREFORE, in accordance with the provisions of the Plan and this Agreement, Executive hereby agrees to the following terms and conditions:
1.	Grant of RSUs
     Executive is hereby granted RSUs as follows:
     Date of Grant:                     , 200___
     Vesting Period: Please refer to Section 2 of this Agreement
     Total Number of RSUs:
2.	Vesting of RSUs
(a) Vesting Conditions. The RSUs will be subject to three separate vesting requirements: the service-based vesting requirement set forth in paragraph (b) below (the “Service Requirement”), the performance-based vesting requirement set forth in paragraph (c) below (the “Performance Requirement”), and the requirement that the Corporation repay all or a portion of its obligations under the U.S. Treasury Department’s Capital Purchase Program under the Troubled Asset Relief Program (“TARP”) as set forth in paragraph (d) below (the “TARP Requirement”). All three vesting requirements — the Service Requirement, the Performance Requirement and the TARP Requirement — must be satisfied as described below in order for the RSUs to vest.
(b) Service Based Requirement. If Executive remains in the continuous employ of the Corporation or a Subsidiary of the Corporation through the date(s) indicated in Column I below, the RSUs will become non-forfeitable (i.e., “vest”) to the extent indicated in Column II below:

(I)		(II)
If employment		the % of the RSUs
continues through	then	which vest is

, 200___		100%

[or]

, 200___		___%

[or]

, 200___		___%

[or]

, 200___		___%

[or]

, 200___		___%

[or]

, 200___		___%
Such vesting will occur (to the extent indicated in Column (II) above) at the close of business on the applicable date(s) indicated in Column (I) above. Any RSUs for which the Service Requirement is not satisfied on the date of Executive’s termination of employment for any reason other than death or disability will be forfeited to the Corporation.
(c) Performance Requirement. In order for the RSUs to vest, the Corporation must have a positive net income for two consecutive quarters as determined under generally accepted accounting principles. Any RSUs for which the Performance Requirement is not satisfied on the date of Executive’s termination of employment for any reason other than death or disability will be forfeited to the Corporation.
(d) TARP Requirement. If the Corporation has not repaid its obligations under the TARP, then the RSUs will not vest or otherwise become transferable until such TARP repayment (except as necessary to reflect a merger or acquisition of the Company), except that: (i) 25% of the RSUs granted will vest at the time of repayment of 25% of the aggregate obligations of the Corporation under TARP; (ii) an additional 25% of the RSUs granted (for an aggregate total of 50% of the shares of RSUs granted) will vest at the time of repayment of 50% of the aggregate obligations of the Corporation under TARP; (iii) an additional 25% of the shares of RSUs granted (for an aggregate total of 75% of the shares of RSUs granted) will vest at the time of repayment of 75% of the aggregate obligations of the Corporation under TARP; and (iv) the remainder of the shares of RSUs granted will vest at the time of repayment of 100% of the aggregate obligations of the Corporation under TARP. In calculating such percentages, any portion of the RSUs transferred or sold to pay taxes shall not count toward the percentages above.
(e) Change of Control. Notwithstanding the preceding provisions, the Service Requirement and the Performance Requirement shall be deemed satisfied in the event of a change of control event of the Corporation as defined in 26 CFR 1.280G-1, Q&A-27 through Q&A-29, or as defined in 26 CFR 1.409A-3(i)(5)(i).
(f) Termination of Employment. In the event of Executive’s termination of employment for any reason (other than death or disability) after the Service Requirement and the Performance Requirement have been satisfied, the RSUs will not be forfeited to the Corporation and Executive (or Executive’s estate) will vest in such RSUs upon the satisfaction of the TARP Requirement, regardless of Executive’s employment status. In the event of an Executive’s death or disability, the Service Requirement and the Performance Requirement shall be automatically satisfied and Executive (or Executive’s estate) will vest in such RSUs upon the satisfaction of the TARP Requirement, regardless of Executive’s employment status.
3.	Conversion of RSUs and Issuance of Shares

Upon vesting of the RSUs, one share of the Corporation’s Common Stock shall be issued for each RSU that vests on such vesting date, subject to the terms and conditions of this Agreement and the Plan.

4.	Transfer of RSUs

Unless otherwise permitted by the Committee, the RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than pursuant to a will or the laws of descent and distribution. Any attempted disposition in violation of this Agreement and the Plan shall be void.

5.	Status of Executive

The Executive shall not be, or have rights as, a stockholder of the Corporation with respect to any of the shares of Common Stock subject to the RSUs unless such RSUs have vested, and shares underlying the RSUs have been issued and delivered to him or her. The Corporation shall not be required to issue or transfer any certificates for shares of Common Stock upon vesting of the RSUs until all applicable requirements of law have been complied with and such shares have been duly listed on any securities exchange on which the Common Stock may then be listed.

6.	Dividend Equivalents

The RSUs will be credited with dividend equivalents equal to amount of cash dividend payments that would have otherwise been paid if the shares of the Corporation’s Common Stock represented by the RSUs (including deemed reinvested additional shares attributable to the RSUs pursuant to this paragraph) were actually outstanding. These dividend equivalents will be deemed to be reinvested in additional shares of the Corporation’s Common Stock determined by dividing the deemed cash dividend amount by the Fair Market Value (as defined in the Plan) of a share of the Corporation’s Common Stock on the applicable dividend payment date. Such credited amounts will be added to the RSUs and will vest or be forfeited in accordance with Section 2 based on the vesting or forfeiture of the initial RSUs to which they are attributable. In addition, the RSUs will be credited with any dividends or distributions that are paid in shares of the Corporation’s Common Stock represented by the RSUs and will otherwise be adjusted by the Committee for other capital or corporate events as provided for in the Plan.

7.	Recoupment of RSUs or Other Awards Paid or Vested Based Upon Misstated Financials or Other Performance Metric.

During any year in which any obligation arising from financial assistance received under TARP is outstanding within the meaning of Treasury Regulations 31 CFR Part 30, “TARP Standards for Compensation and Corporate Governance,” the Corporation shall not pay or allow to vest, or if paid or vested shall recover from Executive any RSUs or other Plan awards paid or vested to Executive, if such payment or vesting was based on a materially inaccurate financial statements (which shall include but shall not be limited to statements of earnings, revenues, or gains) or any other materially inaccurate performance metric or criteria. The Committee shall base its determination as to whether a financial statement or performance metric criteria is materially inaccurate on all the facts and circumstances, but a financial statement or performance metric criteria shall be deemed to be materially inaccurate with respect to Executive if Executive knowingly engaged in providing inaccurate information (including knowingly failing to timely correct inaccurate information) relating to those financial statements or performance metrics. The Corporation shall exercise its rights under this Agreement to recover such awards or payments except to the extent that it is unreasonable to do so. Executive agrees that, during any year in which any obligation arising from financial assistance received under TARP is outstanding, if the RSUs or other Plan awards paid or vested to Executive are based on materially inaccurate financial statements (which shall include but not be limited to statements of earnings, revenues, or gains) or any other materially inaccurate performance metric criteria, Executive will promptly repay such award or payment to the Corporation upon request by the Corporation. Executive hereby expressly authorizes the Corporation to deduct such amounts from any other amount the Corporation may owe to Executive.
8.	General Provisions
(a) Administration, Interpretation and Construction. The terms and conditions set forth in this Agreement will be administered, interpreted and construed by the Compensation Committee, whose decisions will be final, conclusive and binding on the Corporation, on Executive and on anyone claiming under or through the Corporation or Executive. Without limiting the generality of the foregoing, any determination as to whether an event has occurred or failed to occur which causes the RSUs to be forfeited pursuant to the terms and conditions set forth in this Agreement, will be made in the good faith but absolute discretion of the Compensation Committee. By accepting the transfer of RSUs, Executive irrevocably consents and agrees to the terms and conditions set forth in this Agreement and to all actions, decisions and determinations to be taken or made by the Compensation Committee in good faith pursuant to the terms and conditions set forth in this Agreement.
(b) Withholding. The Corporation will have the right to withhold from any payments to be made to Executive (whether under this Agreement or otherwise) any taxes the Corporation determines it is required to withhold with respect to Executive under the laws and regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign, in connection with this Agreement, including, without limitation, taxes in connection with the transfer of RSUs or the lapse of restrictions on RSUs. Failure to submit any such withholding taxes shall be deemed to cause otherwise lapsed restrictions on RSUs not to lapse.
(c) Rights Not Assignable or Transferable. No rights under this Agreement will be assignable or transferable other than by will or the laws of descent and distribution, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy or charge of any nature except as otherwise provided in this Agreement. Executive’s rights under this Agreement will be exercisable during Executive’s lifetime only by Executive or by Executive’s guardian or legal representative.
(d) Terms and Conditions Binding. The terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of the Corporation, its successors and assigns, including any assignee of the Corporation and any successor to the Corporation by merger, consolidation or otherwise, and Executive, Executive’s heirs, devisees and legal representatives. In addition, the terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of Mellon and its successors and assigns.
(e) No Employment Rights. No provision of this Agreement or the Plan will be deemed to confer upon Executive any right to continue in the employ of the Corporation or a Subsidiary or will in any way affect the right of the Corporation or a Subsidiary to dismiss or otherwise terminate Executive’s employment at any time for any reason with or without cause, or will be construed to impose upon the Corporation or a Subsidiary any liability for any forfeiture of RSUs which may result under this Agreement if Executive’s employment is so terminated.
(f) No Liability for Good Faith Business Acts or Omissions. Executive recognizes and agrees that the Compensation Committee, the Board, or the officers, agents or employees of the Corporation and its Subsidiaries, in their oversight or conduct of the business and affairs of the Corporation and its Subsidiaries, may in good faith cause the Corporation or a Subsidiary to act, or to omit to act, in a manner that may, directly or indirectly, prevent the RSUs from vesting. No provision of this Agreement will be interpreted or construed to impose any liability upon the Corporation, a Subsidiary, the Compensation Committee, Board or any officer, agent or employee of the Corporation or a Subsidiary, for any forfeiture of RSUs that may result, directly or indirectly, from any such action or omission.
(g) Recapitalization. In the event that Executive receives, with respect to RSUs, any securities or other property (other than cash dividends) as a result of any stock dividend or split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares or a similar corporate change, any such securities or other property received by Executive will likewise be held by Mellon and be subject to the terms and conditions set forth in this Agreement and will be included in the term “RSUs.”
(h) Appointment of Agent. By accepting the transfer of RSUs, Executive irrevocably nominates, constitutes, and appoints Mellon as Executive’s agent for purposes of surrendering or transferring the RSUs to the Corporation upon any forfeiture required or authorized by this Agreement. This power is intended as a power coupled with an interest and will survive Executive’s death. In addition, it is intended as a durable power and will survive Executive’s disability.
(i) Legal Representative. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to Executive’s heirs or devises.

(j) Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.
(k) Plan Governs. The RSUs are being transferred to Executive pursuant to and subject to the Plan, a copy of which is available upon request to the Corporate Secretary of the Corporation. The provisions of the Plan are incorporated herein by this reference, and all capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan. The terms and conditions set forth in this Agreement will be administered, interpreted and construed in accordance with the Plan, and any such term or condition which cannot be so administered, interpreted or construed will to that extent be disregarded.
(l) Complete Agreement. This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter. The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or incorporated by reference.
(m) Amendment; Modification; Wavier. No provision set forth in this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Compensation Committee and shall be agreed to in writing, signed by Executive and by an officer of the Corporation duly authorized to do so; provided, however, that Executive expressly agrees that, notwithstanding anything in this Agreement to the contrary, the Corporation may unilaterally amend or modify this Agreement if required for Company to comply with its obligations under TARP, whether currently existing, or hereinafter enacted or promulgated, to the extent they affect this Agreement. No waiver by either party hereto of any breach by the other party of any condition or provision set forth in this Agreement to be performed by such other party will be deemed a waiver of a subsequent breach of such condition or provision, or will be deemed a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.
(n) Governing Law. The validity, interpretation, performance and enforcement of the terms and conditions set forth in this Agreement will be governed by the laws of the State of Georgia, the state in which the Corporation is incorporated, without giving effect to the principles of conflicts of law of that state.
     The Corporation has issued the RSUs in accordance with the foregoing terms and conditions and in accordance with the provisions of the Plan. By signing below, Executive hereby agrees to the foregoing terms and conditions of the RSUs.
     IN WITNESS WHEREOF, Executive has set Executive’s hand and seal, effective as of the date and year set forth above.
                                         (L.S.)